Exhibit  10(a)  6% Secured Convertible Promissory Note dated September 27, 2002.

                       SECURED CONVERTIBLE PROMISSORY NOTE

 $1,731,905                                                   September 27, 2002

FOR VALUE RECEIVED, Logistics Management Resources, Inc., a Colorado corporation with an office at 10602 Timberwood Circle, Suite 9, Louisville, Kentucky 40223 (hereinafter referred to as the "Maker"), promises to pay to the order of Brentwood Capital Corp., a New York corporation with an office at 477 Madison Avenue, 12th Floor, New York, New York 10022 ("the "Holder") or its successor or assigns, in lawful money of the United States of America, the principal sum of One Million, Seven Hundred Thirty-One Thousand, Nine Hundred Five and 70/100 ($1,731,905.70) Dollars (the "Note"). In lieu of accruing interest on the unpaid principal of this Note at the rate of Six (6%) percent per annum, the Holder hereby agrees to accept the Additional Consideration set forth in Section 4 of this Note as prepaid interest. The Maker and the Holder are sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties".

         1. Payment. The full principal amount of this Note shall be due and payable at the offices of the Holder on October 1, 2007 (the "Due Date'). The principal due on this Note shall be payable in 60 equal installments of Thirty Three Thousand, Two Hundred Eighty-Seven and 41/100 ($33,287.41) Dollars on the first day of each month commencing on December 1, 2002, and terminating on November 1, 2007. In the event that any monthly installment shall not be paid when due, and shall remain unpaid for a period of five (5) business days or more, then a late charge of two (2%) percent shall be due and owing for each month or any portion thereof that such payment shall remain unpaid.

         2. Waiver of Presentment, Etc. The Maker of this Note hereby waives presentment of payment, demand, notice of non-payment and dishonor, protest and notice of protest; and waives trial by jury in any action or proceeding arising on, out of, under or by reason of this Note.

                  The rights and remedies of the Holder under this Note shall be deemed cumulative, and the Holder's exercise of any right or remedy hereunder shall not be regarded as barring any other right or remedy that the Holder may have in law or in equity. The institution of any action or recovery of any portion of the indebtedness evidenced by this Note shall not be deemed a waiver of any other right of the Holder hereto.

         3.       Conversion.

                  A. Authorized Capitalization. At the present time, the authorized capital stock of the Maker consists of 75,000,000 shares of common stock, no par value per share; and 10,000,000 shares of preferred stock, no par value per share. However, and as a material inducement, the Maker hereby covenants and agrees that it will promptly undertake, and represents and warrants that it has commenced, an amendment to its Certificate of Incorporation to increase its authorized common stock capitalization to 200,000,000 shares.

                  B. Conversion. At any time prior to the Due Date, and at the Holder's sole discretion, the Holder may convert all or any portion of the outstanding principal amount due under the Note to be paid at maturity into: (i) an aggregate of 76,749,535 shares of the Maker's Common Stock, no par value per share, (the "Convertible Common Shares"); and (ii) an aggregate of 9,845,750 authorized but unissued shares of the Maker's Preferred Stock, no par value per share (the "Convertible Preferred Shares"). An aggregate of 31,749,535 Convertible Common Shares are presently available for conversion (the "Available Convertible Common Shares"). The balance of 45,000,000 Convertible Common Shares shall become available for conversion upon the Maker's filing of a Certificate of Amendment to the Maker's Certificate of Incorporation filed with the Secretary of State of the State of Colorado (the "Remaining Convertible Common Shares"). All of the Convertible Preferred Shares are available for conversion.

                  C. Conversion Covenants. The Maker hereby covenants and agrees that on or before January 31, 2003, it shall: (i) cause an increase in the number of shares of Common Stock the Maker is authorized to issue from 75,000,000 to 200,000,000; (ii) prepare and file a Certificate of Amendment to the Maker's Certificate of Incorporation with the Secretary of State of the State of Colorado; and (iii) deliver to the Escrow Agent a stock power, endorsed in blank with Medallion signature guaranteed, together with a standard form of resolution of the Maker's Board of Directors, authorizing the Escrow Agent (as that term is hereinafter defined) to transfer the Available Convertible Common Shares, the Remaining Convertible Common Shares and the Convertible Preferred Shares pursuant to the terms hereof; and delivering to the Escrow Agent the Proxy (as that term is hereinafter defined). The Maker hereby further covenants and agrees that it will: (i) cause the original issuance and delivery to the Escrow Agent (as that term is hereinafter defined) of a certificate representing the Available Convertible Common Shares, the Remaining Convertible Common Shares and the Convertible Preferred Shares. Finally, the Maker hereby acknowledges that the failure to deliver all or any portion of the Escrowed Documents (as that term is hereinafter defined) to the Escrow Agent is and shall be a fundamental material breach of this Note.

                  D. Conversion Price. The price used in determining the number of shares the Holder shall receive upon conversion hereunder is $.02 per share, representing approximately 200% of the average closing bid price for the Maker's common stock in the over-the-counter market during the 20 trading days preceding the date of this Note, which price is hereby acknowledged and accepted by the Maker and Holder as fair and equitable.

                  E. Manner of Conversion. Holder shall give Maker five (5) days prior written notice of its election to convert any portion of principal due under this Note into the Convertible Shares (the "Notice of Conversion"). In the Notice of Conversion, the Holder shall specify the amount of principal sought to be converted together with the number and denomination of certificates, if more than one, to be prepared and delivered representing the Convertible Shares. The Maker shall, within five business (5) days of its receipt of the Notice of Conversion, either cause the Escrow Agent or its transfer agent to cause the transfer and delivery to the Holder of such certificate or certificates.

                  F. Reservation of Common stock. The Maker shall take or has taken all steps necessary to reserve a sufficient number of its authorized but unissued shares of common stock for issuance of the Convertible Shares upon conversion of this Note.

                  G. Adjustment of Conversion Rate. The rate at which each Convertible Common Share may be converted into common stock of the Maker (hereinafter called the "Conversion Rate") shall be subject to the following adjustments:

                  (i) If, during the period the Convertible Common Shares shall be held in escrow by the Escrow Agent, the Maker shall subdivide the outstanding shares of common stock into a greater number of shares of common stock, or combine the outstanding shares of common stock into a smaller number of shares of common stock, the Conversion Rate shall be proportionately increased or decreased, as the case may require, such increase or decrease to become effective immediately after the opening of business on the date following the day upon which such subdivision or combination becomes effective;

                  (ii) Any dividend to holders of common stock in shares of common stock shall be considered a subdivision of the outstanding shares of common stock and an adjustment in the Conversion Rate shall be made in accordance with the provisions of Section 1 with respect to the subdivision of outstanding shares of common stock;

                  (iii) No adjustment of the Conversion Rate shall be made by reason of the issuance of common stock to non-shareholders of the Maker in exchange for cash, property or services provided that if the Maker shall offer to the holders of the Maker's common stock any rights to subscribe for any securities of the Maker then the holders of the Convertible Common Shares shall be entitled to subscribe for the purchase of the same number of securities on identical terms as they would have been entitled had they held that number of shares of common stock into which the Convertible Shares was convertible on such date; and

                  (iv) In case the Maker shall be reorganized or recapitalized or shall be consolidated with or merged into another Maker, or shall sell or transfer its property and assets as, or substantially as, an entirety, proper provisions shall be made as part of the terms of such reorganization, recapitalization, consolidation, merger, sale or transfer whereby the holder of any Convertible Shares outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the Maker resulting from such reorganization, recapitalization, consolidation or merger, or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights provided for herein with respect to such Convertible Shares;

         3.  Collateral Security.

                  A. Deposit Into Escrow. This Note is secured by the Convertible Common Shares and the Convertible Preferred Shares. Accordingly, and simultaneously with the execution of this Note, the Maker shall:

                  (i) cause the original issuance and delivery to Levy, Boonshoft & Spinelli, P.C., 477 Madison Avenue, 14th Floor, New York, NY 10022, attorneys for the Holder (the "Escrow Agent"), a certificate or certificates registered in the name of the Maker and representing the Convertible Common Shares and the Convertible Preferred Shares; and

                  (ii) deliver to the Escrow Agent, the undertaking in the form annexed hereto as Exhibit "A" and incorporated herein by reference, to cause the due authorization, original issuance and delivery of the Remaining Convertible Common Shares to the Escrow Agent; and

                  (iii) deliver to the Escrow Agent an irrevocable proxy in the form attached hereto as Exhibit "B" and incorporated herein by reference, to authorizing the Holder to vote the Convertible Common Shares and the Convertible Preferred Shares on all matters before the shareholders of the Maker at the Holder's sole discretion (the "Proxy'); and

                  (iv) deliver to the Escrow Agent stock powers, endorsed in blank with Medallion signature guaranteed, together with a standard form of resolution of the Maker's Board of Directors, authorizing the Escrow Agent to transfer the Convertible Common Shares and the Convertible Preferred Shares pursuant to the terms hereof (the "Stock Powers').

                  B. Terms of Escrow. The Parties hereby agree that the Escrow Agent shall accept delivery and hold the Convertible Common Shares and the Convertible Preferred Shares, the Proxy and Stock Powers (collectively the "Escrowed Documents") and deliver the Escrowed Documents in accordance with the following. In connection herewith, and in light of the fact that the escrow Agent is acting for the convenience of the parties, the Parties hereby jointly and severally waive any all claims the Parties may have against the Escrow Agent as a result of or arising out of any conflict of interest the Escrow Agent may have as counsel to both of the Parties:

                  (i) The Escrow Agent shall hold the Escrowed Documents until such time as the Maker has fulfilled all of its obligations hereunder or, in the alternative, until such time as the Maker is deemed to have defaulted in its obligations under this Note;

                  (ii) Upon the Maker's fulfillment of its obligations hereunder, the Maker shall issue a notice to the Escrow Agent affirming the same. Upon the Escrow Agent's receipt of said notice, the Escrow Agent shall promptly furnish a copy of the Maker's notice to the Holder. The Holder shall have three business days in which to furnish the Escrow Agent with written notice of its dispute as to the Maker's fulfillment of its obligations hereunder. In the event the Escrow Agent does not receive timely written notice from the Holder as herein provided, the Escrow Agent shall thereafter deliver the Escrowed Documents to the Maker;

                  (iii) Upon the occurrence of an Event of Default, as such term is hereinafter defined, the Holder shall deliver a notice setting forth such Event of Default to the Maker, with a copy to the Escrow Agent. The Maker shall have three business days in which to furnish the Escrow Agent with written notice of its dispute as to the Maker's alleged default. In the event the Escrow Agent does not receive timely written notice from the Maker, the Escrow Agent shall be authorized to deliver the Escrowed Documents to the Holder and the Holder shall be authorized to complete the Stock Powers in its name and assume immediate ownership of the Convertible Shares;

                  (iv) Upon delivery of the Escrowed Documents pursuant to this Paragraph 3, the Escrow Agent shall be automatically discharged without further action on behalf of or notice to any Party; (v) The Escrow Agent shall have no authority to vote the Convertible Shares until and unless an Event of Default (hereinafter defined) shall have occurred, and such vote is required by law or in order to give effect to the terms and conditions of this Note;

                  (d) Notice of Default or Dispute. If the Escrow Agent shall received notice that a default has occurred or that a dispute has arisen between the Parties, the Escrow Agent may, at its sole discretion, notify the Parties and cease its activities as Escrow Agent and deposit any and all property or funds comprising the Escrowed Documents with the American Arbitration Association, with offices at 140 West 51st Street, New York, New York 10020. Upon the deposit or the delivery of the Escrowed Documents pursuant to this Paragraph 3(d), the Escrow Agent shall automatically be relieved of and fully discharged from all further obligations and responsibilities hereunder. In the event the American Arbitration Association refuses to accept the Escrowed Documents, the Escrow Agent shall be authorized to deliver the same to either of the courts enumerated in Section 11 of this Note.

                  (e). Indemnification. The Maker and the Holder hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against any and all liability, cost, expense, damage, action or other charges which may be imposed upon or incurred by Escrow Agent in connection with the performance of its duties hereunder (which performance shall be at no expense to the Escrow Agent), except with respect to any liability, costs, expenses, damages, actions or other charges incurred as a result of the Escrow Agent's bad faith, gross negligence or willful disregard of the provisions of this Note. Before being required to take any action, which in its reasonable opinion might subject it to liability or expense hereunder, the Escrow Agent may require that it be furnished with indemnity reasonably satisfactory to it and that amount of any such reasonable expenses is advance to it equally by the Maker and the Holder.

                  (f). Reliance. The Escrow Agent shall incur no liability for any action taken or suffered in good faith and shall serve without fee. The Escrow Agent may conclusively rely upon and shall be protected in action upon any notice, request, consent, instruction or other instrument believed by the Escrow Agent in good faith to be genuine or to be signed by or presented by the proper person, or duly authorized or properly made. The Escrow Agent shall not be responsible for any of the representations or agreements contained in this Note or for the performance of any such agreement, except the performance of Escrow Agent's express duties as set forth herein; and the Escrow Agent shall not be required to take any action other than in accordance with the terms hereof. No amendment or modification of this Note shall affect the rights and duties of the Escrow Agent without its prior written consent, which shall not unreasonably be withheld.

                  (g). Counsel. If the Escrow Agent is in doubt as to any action which it should take under the terms hereof, it may employ legal counsel to render an opinion on any or all questions it may have and may take action on such opinion without being liable for damages to any of the Parties hereto, or their legal representatives, successors and assigns. The reasonable cost of employment of counsel by the Escrow Agent for such opinion shall be borne equally by the Maker and the Holder. Escrow Agent shall have the right to advise and represent itself and, in such event, the value of its services, calculated in accordance with its then current hourly billing rates, shall be paid equally by the Maker and the Holder. The obligation of the Maker and the Holder for payment of such fees and disbursements shall be joint and several. Escrow Agent shall also, in such instances, be entitled to refrain from taking any action other than to keep safely any Escrowed Documents until Escrow Agent shall be instructed otherwise by both the Maker and the Holder, or by final judgment of a court of competent jurisdiction.

                  (h) Remedies of Escrow Agent. The Escrow Agent is hereby authorized, in the event of any doubt as to the course of action it should take under this Note, to petition the American Arbitration Association for instructions or to interplead the Escrowed Documents with a court of competent jurisdiction. The Parties hereby jointly and severally agree to the in personam jurisdiction of the American Arbitration Association as well as any Escrowed Documents held by the Escrow Agent, waive personal service of process, and agree that service of process by certified mail, return receipt requested, or priority overnight package delivery service, to the address set forth herein shall constitute adequate notice of service hereunder and shall confer personal jurisdiction on the American Arbitration Association in New York City. The Holder and the Maker hereby agree to jointly and severally indemnify and hold the Escrow Agent harmless from any liability or losses occasioned thereby and to pay any and all of its cost, expense and attorneys' fees incurred in any such action and agree that on such petition or interpleader action that the Escrow Agent or its employees will be relieved of further liability. The Escrow Agent is hereby given a lien upon, and security interest in, the Escrowed Documents deposited pursuant to this Note to secure the Escrow Agent's rights to payment or reimbursement.

                  (i) Resignation. The Escrow Agent may resign for any reason, upon three (3) days written notice to the Maker and the Holder. Upon the expiration of such three (3) day period, the Escrow Agent may deliver all Escrowed Documents in its possession under this Note to any successor escrow agent appointed by the Parties hereto, or if no successor escrow agent has been appointed, to the American Arbitration Association in New York City. In the event the American Arbitration Association refuses to accept the Escrowed Documents, the Escrow Agent shall be authorized to deliver the same to a court of competent jurisdiction. Upon either such delivery, the Escrow Agent shall automatically be released from any and all liability under this Note. Termination under this Paragraph shall in no way change the terms hereof concerning the reimbursement of expenses and indemnification of the Escrow Agent.

                  4. Additional Consideration. On September 27, 2002, the Holder advanced an aggregate of Eight Hundred and Seventy Five Thousand ($875,000) Dollars to the Maker. Accordingly, as additional consideration and as prepaid interest, the Maker hereby sells, assigns, transfers and covenants to deliver to the Maker: (i) a certificate representing an aggregate of 100 shares of common stock, no par value per share (the "Resolution Shares"), of LMRI Resolution Corp., a New York corporation and wholly owned subsidiary of the Maker ("Resolution"); and (ii) certificates representing all of the issued and outstanding shares of capital stock of the Subsidiaries (as that term is hereinafter defined). The certificate representing the Resolution Shares as well as the issued and outstanding shares of the Subsidiaries (the "Subsidiaries' Shares"), Resolution's principal holdings, shall be accompanied by stock powers, endorsed by the Maker in blank with Medallion signatures guaranteed, together with a standard form of resolution of the Maker's Board of Directors, authorizing the transfer and delivery of the Resolution Shares and the Subsidiaries' Shares pursuant to the terms hereof. The Maker hereby represents and warrants to the Holder that Resolution is the owner of all of the issued and outstanding shares of capital stock of the following entities: Prostar, Inc., Gulf Northern Transport, Inc., Mencor, Inc., UST Logistics, Inc., Maverick Truck Brokerage, Inc., U.S. Trucking, Inc. and Trans-logistics, Inc. (collectively the "Subsidiaries"). It is the express written intent of the Parties that the transfer and delivery of the Resolution Shares to BCC shall vest BCC with all of the Maker's right, title and interest in and to the Subsidiaries; and shall be the legal equivalent of a bill of sale thereof. In this regard, the Maker hereby represents and warrants to the Holder as follows: (i) the Available Convertible Common Shares, the Remaining Convertible Common Shares and the Convertible Preferred Shares, either are or will be when issued and delivered to the Escrow Agent, duly and validly issued, fully paid and non-assessable; (ii) the Maker is the sole owner of the Resolution Shares; (iii) except for any adverse claims, judgments or other encumbrances arising out of or attendant upon the filing by four of the Subsidiaries in the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, Case Nos. 00-0924-3F7 through 00-09227-3F7, (collectively the "Bankruptcy Encumbrances") the Resolution Shares are owned by the Maker free and clear of any and all liens, claims or encumbrances of any nature or description; (iv) Resolution is the sole owner of all of the Subsidiaries' Shares, which, except for the Bankruptcy Encumbrances, are owned by the Maker free and clear of any and all liens, claims or encumbrances of any nature or description; and (v) the Maker has taken all corporate action necessary to execute and deliver this Note to the Holder and perform all of its obligations hereunder. As further additional consideration, the Maker hereby agrees and consents that an aggregate of Ten Thousand and Ninety Five and 70/100 ($10,095.70) Dollars of the principal of this Note shall be and be deemed to be costs associated with the preparation of this Note.

                  5. Events of Default. If one or more of the following events shall occur:

                  A. The Maker shall fail to pay any installment of principal due under this Note and such failure to pay sent to the Maker by the Holder; or

                  B. Default in the performance of any obligation to the Holder hereof, principally the obligation to timely deliver any or all of the Escrowed Documents to the Escrow Agent and the Resolution Shares and the Subsidiaries' Shares to the Holder as required by Sections 3 A and 4 of this Note; or

                  C. Any change in control of the Maker as construed by the Federal securities laws;



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

                  D. The making of a general assignment for the benefit of creditors; or

                  E. The filing of any petition or the commencement of any proceeding by or against the Maker or any guarantor for any relief under any bankruptcy, or insolvency laws or any laws related to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions; or

                  F. The appointment of a receiver of or the issuance of making of a writ or order of attachment or garnishment against, a majority of the property or assets of the Maker; or

                  G. The filing of a tax lien or warrant or judgment in favor of the United States of America or the State of Colorado in an amount in excess of Ten Thousand ($10,000) Dollars where said lien or judgment is not satisfied and discharged within ten (10) days from the date of such filing; then and in such event (an "Event of Default"), the Maker will be deemed to have defaulted under this Note and the Holder may exercise any and all rights and remedies granted hereunder and under law.

                  6. Holder's Investment Intent. The Holder has been advised, and by the acceptance of this Note, hereby agrees, accepts and acknowledges:

                  A. That none of the Convertible Shares to be delivered hereunder shall have been registered under the Securities Act of 1933, as amended (the "33 Act') or under state securities law, and that both the Maker and its present management are relying upon an exemption from registration based upon the investment and other representations of the Holder;

                  B. The Holder, upon exercise of the conversion privileges of this Note, will be acquiring the Convertible Shares for investment purposes and without any view to the transfer or resale thereof and that such Convertible Shares shall not be sold, transferred, assigned, pledged or hypothecated in any violation of the 33 Act, or the applicable securities laws of any state;

                  C. The Holder further covenant and agree that the certificates representing all of the Convertible Shares shall be the subject of a stop transfer order on the books and records of the Maker or its transfer agent and shall bear a restrictive legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 as amended. They may not be sold, assigned or transferred in the absence of an effective registration statement for the Shares under the said Securities Act, receipt of a 'no action' letter from the Securities and Exchange Commission or an opinion of counsel satisfactory to the Corporation that registration is not required under said Securities Act."



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

                  7. Notices. Any notice required or contemplated by this Note shall be deemed sufficiently given if delivered in person or sent by registered or certified mail or priority overnight package delivery service to the principal office of the Party entitled to notice or at such other address as the same may designate in a notice for that purpose. All notices shall be deemed to have been made upon receipt, in the case of mail or personal delivery, or on the next business day, in the case of priority overnight package delivery service.

                  8. Attorneys Fees. The Maker hereby agrees to pay the Holder's attorneys fees, disbursements and expenses incurred by the Holder in connection with the enforcement of the Holder's rights under this Note.

                  9. Headings. The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

                  10. Laws of the State of New York. This Note shall be deemed to be made, executed and delivered in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of New York, irrespective of the place of domicile or residence of the Maker. In the event of controversy arising out of the interpretation, construction, performance or breach of this Note, the Parties hereby agree and consent to the jurisdiction and venue of the Supreme Court of the State of New York, New York County; or the United States District Court for the Southern District of New York, and further agree and consent that personal service or process in any such action or proceeding outside of the State of New York and in New York County shall be tantamount to service in person or within the State of New York and in New York County and shall confer personal jurisdiction and venue on either of the said courts.

                  11. Prepayment. The Maker shall have the right to prepay the Note on 30 days prior written notice to the Holder.

                  12. Notices of Record Date, Etc. in the Event of Certain Events. The Maker shall furnish the Holder with 30 days advance written notice of any of the following action:

                  A. Any capital reorganization of the Maker, any reclassification or recapitalization of the capital stock of the Maker or any transfer of all or substantially all of the assets of the Maker to any other person or any consolidation or merger involving the Maker; or

                  B. Any voluntary or involuntary dissolution, liquidation or winding-up of the Maker. In such event, the Maker will mail to the Holder at least 30 days prior to the earliest date specified in the legal document filed with a court of competent jurisdiction and/or any governmental authority, a notice specifying:

                  (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and



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

                  (ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon; or

                  C. Any taking by the Maker of a record of the holders of any class of securities of the Maker for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right.

                  13. Assignment and Binding Effect. This Note is binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither the Maker nor the Holder shall assign or transfer any rights or obligations hereunder, except that: (a) the Maker may assign or transfer this Note to a successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Maker, provided (i) that no such assignment shall relieve the Maker from liability for the obligations assumed by it hereunder and (ii) the assignee or transferee shall specifically assume in writing all of the obligations of the Maker set forth in this Note; and (b) on ten days advance written notice to the Maker, the Holder may assign this Note to an entity controlled by or under common control of the Holder or any parent or affiliate thereof.

                  14. Loss, Theft, Destruction or Mutilation. In case this Note shall become mutilated or defaced or be destroyed, lost or stolen, the Maker shall execute and deliver a new Note in exchange for and upon surrender and cancellation of such mutilated or defaced Note or in lieu of and in substitution for such Note so destroyed, lost or stolen, upon the Holder of such Note filing with the Maker evidence reasonably satisfactory to the Maker that such Note has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder as may be necessary; provided, however, that the Maker shall be entitled, as a condition to the execution and delivery of such new Note, to demand indemnity satisfactory to it and payment of reasonable expenses and charges incurred in connection with the delivery of such new Note.

                  15. Captions. The captions herein are included for convenience of reference and shall be ignored in the construction or interpretation hereof.

                  16. Entire Agreement. Each of the Parties hereby covenants that this Note is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the Parties hereby with respect to the subject matter of this Note, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of the Note shall be in any way invalidated, empowered or affected. There are no provisions affecting or interpreting this Note other than those set forth herein.




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

LOGISTICS MANAGEMENT RESOURCES, INC.



By: ________________________________
        Danny L. Pixler, Chief Executive Officer


ACCEPTED:

BRENTWOOD CAPITAL CORP.



By: ___________________________
          Peter T. Arbes, President


The undersigned agrees to act as Escrow Agent pursuant to the provisions of Paragraph 5 of this Agreement.

LEVY, BOONSHOFT & SPINELLI, P.C.


By: __________________________
       Charles J. Spinelli, Partner

                                   Exhibit "A"

                                   UNDERTAKING

The undersigned, the duly elected and validly subsisting Chief Executive Officer of Logistics Management Resources, Inc., a Colorado corporation with an office at 10602 Timberwood Circle, Suite 9, Louisville, Kentucky 40223 (the "Corporation"), does hereby certify that the following resolutions have been duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held in accordance with the applicable provisions of the Colorado statutes. I further certify that the following resolutions have not been repealed or amended and remain in full force and effect:

                  RESOLVED, that the Corporation hereby covenants, agrees and undertakes to implement, on or before May 31, 2003, the terms and conditions of a $1,721,810 Secured Convertible Promissory Note between the Corporation and Brentwood Capital Corp., a New York corporation ("BCC") dated September 30, 2002 (the "Note"), including: (i) causing the shareholders of the Corporation to authorize an increase in the number of shares of common stock, no par value per share, the Corporation is authorized to issue from 75,000,000 to 200,000,000;
(ii) preparing and filing a Certificate of Amendment to the Corporation's Certificate of Incorporation with the Secretary of State of the State of Colorado; (iii) causing the original issuance and delivery to Levy, Boonshoft & Spinelli, P.C., 477 Madison Avenue, 14th Floor, New York, NY 10022, attorneys for BCC (the "Escrow Agent'), of certificates representing the Convertible Common Shares and the Convertible Preferred Shares (as these terms are defined in the Note); (iv) delivering to the Escrow Agent a stock power, endorsed in blank with Medallion signature guaranteed, together with a standard form of resolution of the Corporation's Board of Directors, authorizing the Escrow Agent to transfer the Convertible Common Shares and the Convertible Preferred Shares; and (v) delivering to the Escrow Agent the form of common stock proxy attached to the Note as an exhibit; and it was

                  FURTHER RESOLVED, That the Chief Executive Officer of this Corporation be and he hereby is, authorized empowered, and directed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, to cause the Corporation to execute and deliver the Note to BCC and thereafter implement the terms and conditions thereof and to give effect to these resolutions.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30th day of September 2002.



    ---------------------------------
    Danny L. Pixler, Chief Executive Officer




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

                                                                     Exhibit 'B'

                                  COMMON STOCK PROXY


                  Logistics Management Resources, Inc., a Colorado corporation with an office at 10602 Timberwood Circle, Suite 9, Louisville, Kentucky 40223 ("LMRI") presently is and/or will be the record and beneficial owner of an aggregate of 76,749,535 shares of its Common Stock, no par value per share, of (the "Convertible Common Shares"); and an aggregate of 9,845,750 shares of its Preferred Stock, no par value per share (the "Convertible Preferred Stock"). LMRI has read and executed a Secured Convertible Promissory Note dated September 30, 2002, between the LMRI as Maker and Brentwood Capital Corp., a New York corporation with an office at 477 Madison Avenue, 12th Floor, New York, New York 10022 ("BCC"), as Holder to which this proxy (the "Proxy") is attached as an exhibit and which is hereby incorporated into this Proxy be reference (the "Note"). Accordingly, LMRI hereby constitutes and appoints BCC, with full power of substitution, the true and rightful attorney and proxy for and in the name and place of LMRI up to and including the fifth anniversary of the Due Date (as that term is defined in the Note) to vote the Convertible Common Shares and the Convertible Preferred Shares(as these terms are defined in the Note) for any matter that may come before the shareholders of LMRI whether at a meeting thereof or by written consent, at BCC's sole and unfettered discretion. This Proxy is and shall be irrevocable until the earlier of the Holder's conversion of the Note into Convertible Common Shares or five years from the date of the Note.


    LOGISTICS MANAGEMENT RESOURCES, INC.



    By: ________________________________
           Danny L. Pixler, Chief Executive Officer


    ACCEPTED:


    BRENTWOOD CAPITAL CORP.



    By: ___________________________
              Peter T. Arbes, President





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